As filed with the Securities and Exchange Commission on June 10, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 10, 2026

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8 Sylvan Way, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BGS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation.

Closing of Senior Notes Offering. On June 10, 2026, B&G Foods issued a press release announcing the closing of our private offering of $475.0 million aggregate principal amount of 11.00% senior notes due 2031 in a transaction exempt from registration under the Securities Act of 1933, as amended. The senior notes were issued at a price of 97.67% of their face value.

We intend to use the net proceeds of the offering, together with borrowings under our revolving credit facility and cash on hand, to redeem all $509.3 million aggregate principal amount of our outstanding 5.25% senior notes due 2027 and pay related fees and expenses.

The 11.00% senior notes due 2031 and the related guarantees have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction and the 11.00% senior notes due 2031 and the related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable securities laws of any state or other jurisdiction.

This current report does not constitute a redemption notice with respect to the 5.25% senior notes due 2027 and shall not constitute an offer to sell or a solicitation of an offer to buy the 11.00% senior notes due 2031 and the related guarantees, nor shall there be any sale of the 11.00% senior notes due 2031 and the related guarantees in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

On June 10, 2026, B&G Foods entered into an indenture among B&G Foods, certain subsidiaries of B&G Foods as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 11.00% senior notes due 2031.

Interest on the 11.00% senior notes due 2031 is payable on June 15 and December 15 of each year, commencing December 15, 2026, to holders of record on the immediately preceding June 1 and December 1. The 11.00% senior notes due 2031 will mature on June 15, 2031, unless earlier retired or redeemed as described below.

We may redeem some or all of the 11.00% senior notes due 2031 at a redemption price of 105.500% on or after June 15, 2028, 102.750% on or after June 15, 2029 and 100.000% on or after June 15, 2030, in each case plus accrued and unpaid interest to (but not including) the date of redemption. We may redeem up to 40% of the aggregate principal amount of the 11.00% senior notes due 2031 prior to June 15, 2028 at a redemption price of 111.00% plus accrued and unpaid interest to (but not including) the date of redemption with the net proceeds from certain equity offerings. We may also redeem some or all of the 11.00% senior notes due 2031 at any time prior to June 15, 2028 at a redemption price equal to the “make-whole amount” set forth in the indenture plus accrued and unpaid interest to (but not including) the date of redemption. In addition, if B&G Foods undergoes a change of control, we may be required to offer to repurchase the 11.00% senior notes due 2031 at 101.000% of the aggregate principal amount, plus accrued and unpaid interest to (but not including) the date of repurchase.

The 11.00% senior notes due 2031 are our unsecured senior obligations and are jointly and severally and fully and unconditionally guaranteed on an unsecured senior basis by each of our existing and future domestic subsidiaries (other than immaterial subsidiaries). The 11.00% senior notes due 2031 and the subsidiary guarantees are our and the guarantors’ general unsecured obligations and are effectively junior in right of payment to all of our and the guarantors’ secured indebtedness and to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries; are pari passu in right of payment to all of our and the guarantors’ existing and future unsecured senior debt; and are senior in right of payment to all of our and the guarantors’ future subordinated debt. Our foreign subsidiaries are not guarantors, and any future foreign or partially owned domestic subsidiaries will not be guarantors, of the 11.00% senior notes due 2031.

The indenture governing the 11.00% senior notes due 2031 contains covenants with respect to us and the guarantors and restricts the incurrence of additional indebtedness and the issuance of capital stock; the payment of dividends or distributions on, and redemption of, capital stock; a number of other restricted payments, including certain investments; creation of certain liens; certain sale-leaseback transactions; and certain asset sales; fundamental changes, including consolidation, mergers and transfers of all or substantially all of our assets; and specified transactions with affiliates. Each of the covenants is subject to a number of important exceptions and qualifications. Further, the indenture provides for customary events of default, which include, among others, nonpayment of principal or interest, breach of other agreements in the indenture, failure to pay certain other indebtedness, failure of certain guarantees to be enforceable, failure to pay certain final judgments, and certain events of bankruptcy or insolvency.

The description above is only a summary of the material provisions of the indenture and the 11.00% senior notes due 2031, and is qualified in its entirety by reference to the full text of the indenture and the 11.00% senior notes due 2031, which are filed as Exhibits 4.1 and 4.2, respectively, to this report and are incorporated herein by reference.

A copy of the press release announcing the closing of the offering is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

4.1	Indenture, dated as of June 10, 2026, among B&G Foods, Inc., the Guarantors (as defined therein), and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 11.00% senior notes due 2031
4.2	Form of 11.00% senior notes due 2031 (included in Exhibit 4.1)
99.1	Press Release dated June 10, 2026
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: June 10, 2026	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary